Beckstead and Watts, LLP
Certified Public Accountants


                                            3340 Wynn Road, Suite B
                                                Las Vegas, NV 89102
                                                       702.257.1984
                                                 702.362.0540 (fax)





Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 20, 2003, accompanying the financial statements of Originally New York, Inc. on Form 10-SB/A and Form 10-KSB for the year ended December 31, 2002 and for the period of March 12, 2001 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement and Annual Report of Originally New York, Inc. on Form 10-SB/A and Form 10-KSB.

Signed,

/s/ Beckstead and Watts, LLP
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March 20, 2003